AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of this 9th day of August, 2010, by and among Eaton Vance Municipals Trust (“Municipals Trust”), a Massachusetts business trust, on behalf of its series Eaton Vance Colorado Municipal Income Fund (“Colorado Fund”) and Eaton Vance Louisiana Municipal Income Fund (“Louisiana Fund”) and Eaton Vance Municipals Trust II (“Municipals Trust II”), a Massachusetts business trust, on behalf of its series Eaton Vance Insured Municipal Income Fund (“Insured Fund”) and Eaton Vance Kansas Municipal Income Fund (“Kansas Fund”), and Municipals Trust, on behalf of its series Eaton Vance National Municipal Income Fund. Eaton Vance Colorado Municipal Income Fund, Eaton Vance Louisiana Municipal Income Fund, Eaton Vance Insured Municipal Income Fund and Eaton Vance Kansas Municipal Income Fund, are collectively referred to herein as the “Acquired Funds”, and Eaton Vance National Municipal Income Fund is referred to herein as the “Acquiring Fund”.

WITNESSETH

     WHEREAS, Municipals Trust and Municipals Trust II are registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as open-end management investment companies authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as the Acquired Funds and the Acquiring Funds), and the Trustees of Municipals Trust and Municipals Trust II have divided the shares of the Acquired Funds and the Acquiring Funds into multiple classes, including Class A, Class B and Class C shares (“Acquired Fund Shares” and “Acquiring Fund Shares”), and, in the case of the Acquired Fund, Class I shares;

     WHEREAS, Municipals Trust and Municipals Trust II desire to provide for the reorganization of the Acquired Funds through the acquisition by the Acquiring Fund of substantially all of the assets of the Acquired Funds in exchange for the Acquiring Fund Shares in the manner set forth herein; and

     WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”);

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term “1933 Act” shall mean the Securities Act of 1933, as amended.

	1.2	The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

	1.3	The term “Acquired Funds Municipals Trust N-1A” shall mean the registration statement, as amended, on Form N-1A of Municipals Trust and Municipals Trust II with respect to the
Acquired Funds in effect on the date hereof or on the Closing Date, as the context may require.

	1.4	The term “Acquiring Fund Municipals Trust N-1A” shall mean the registration statement, as amended, on Form N-1A of Municipals Trust with respect to the Acquiring Fund in effect on the date hereof or on the Closing Date, as the context may require.

	1.5	The term “Agreement” shall mean this Agreement and Plan of Reorganization.

	1.6	The term “Assumed Liabilities” shall mean all liabilities, expenses, costs, charges and receivables of the Acquired Funds as of the Close of Trading on the New York Stock
Exchange on the Valuation Date. Included therein for the Acquiring Fund Class B and

Class C shall be the uncovered distribution charges under the Acquired Funds Class B and Class C Distribution Plans, or, if lower, the amount of contingent deferred sales charges that would be paid by all the Acquired Funds Class B and Class C shareholders if they redeemed on the Closing Date; such amount shall be treated as uncovered distribution charges under the Acquiring Fund Class B and Class C Distribution Plans.

	1.7	The term “Business Day” shall mean any day that the New York Stock Exchange is open.

	1.8	The term “Close of Trading on the NYSE” shall mean the close of regular trading on the
New York Stock Exchange, which is usually 4:00 p.m. Eastern time.

	1.9	The term “Closing” shall mean the closing of the transaction contemplated by this
Agreement.

	1.10	The term “Closing Date” shall mean November 5, 2010, provided all necessary approvals have been received, or such other date as may be agreed by the parties on which the
Closing is to take place.

	1.11	The term “Commission” shall mean the Securities and Exchange Commission.

	1.12	The term “Custodian” shall mean State Street Bank and Trust Company.

	1.13	The term “Delivery Date” shall mean the date contemplated by Section 3.3 of this
Agreement.

	1.14	The term “Municipals Trust N-14” shall mean Municipals Trust’s registration statement on
Form N-14, including a Joint Proxy Statement/Prospectus as may be amended, that describes the transactions contemplated by this Agreement and registers the Acquiring
Fund Shares to be issued in connection with this transaction.

	1.15	The term “NYSE” shall mean the New York Stock Exchange.

	1.16	The term “Proxy Statement” shall mean the Joint Proxy Statement/Prospectus furnished to the Acquired Funds shareholders in connection with this transaction.

	1.17	The term “Securities List” shall mean the list of those securities and other assets owned by Municipals Trust, on behalf of Colorado Fund and Louisiana Fund, and Municipals
Trust II, on behalf of Insured Fund and Kansas Fund, on the Delivery Date.

	1.18	The term “Valuation Date” shall mean the day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization the Acquired Funds. At the Closing, subject to the requisite approval of the Acquired Funds’ shareholders and the terms and conditions set forth herein,
Municipals Trust and Municipals Trust II shall transfer all of the assets of the Acquired
Funds and assign all Assumed Liabilities to the Acquiring Fund, and the Acquiring Fund
shall acquire such assets and shall assume such Assumed Liabilities upon delivery by the Acquiring Fund to the Acquired Funds on the Closing Date of Class A, Class B and
Class C Acquiring Fund Shares (including, if applicable, fractional shares) having an aggregate net asset value equal to the value of the assets so transferred, assigned and delivered, less the Assumed Liabilities, all determined and adjusted as provided in
Section 2.2. Upon delivery of the assets, the Acquiring Fund will receive good and marketable title thereto free and clear of all liens.

	2.2	Computation of Net Asset Value. The net asset value per share of the Acquiring Fund
Shares and the net value of the assets of the Acquired Fund subject to this Agreement shall, in each case, be determined as of the Close of Trading on the NYSE on the
Valuation Date, after the declaration and payment of any dividend on that date. The net asset value of the Acquiring Fund Shares shall be computed in the manner set forth in the Acquiring Fund Municipals Trust N-1A. In determining the value of the securities transferred by the Acquired Funds to the Acquiring Fund, such assets shall be priced in accordance with the policies and procedures described in the Acquiring Fund Municipals
Trust N-1A.

3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date. The Closing shall be at the offices of Eaton Vance Management, Two
International Place, Boston, MA 02110 immediately after the close of business on the
Closing Date. All acts taking place at Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise agreed in writing by the parties.

	3.2	Valuation Date. Pursuant to Section 2.2, the net value of the assets of the Acquired
Funds and the net asset value per share of the Acquiring Fund shall be determined as of the Close of Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date. The stock transfer books of Municipals Trust and
Municipals Trust II with respect to the Acquired Funds will be permanently closed, and sales of the Acquired Funds Shares shall be suspended, as of the close of business of
Municipals Trust and Municipals Trust II on the Valuation Date. Redemption requests thereafter received by Municipals Trust and Municipals Trust II with respect to the
Acquired Funds shall be deemed to be redemption requests for the Acquiring Fund
Shares to be distributed to shareholders of the Acquired Funds under this Agreement provided that the transactions contemplated by this Agreement are consummated.

In the event that trading on the NYSE or on another exchange or market on which securities held by the Acquired Funds are traded shall be disrupted on the Valuation Date so that, in the judgment of Municipals Trust and Municipals Trust II, accurate appraisal of the net assets of the Acquired Funds to be transferred hereunder or the assets of the
Acquiring Fund is impracticable, the Valuation Date shall be postponed until the first
Business Day after the day on which trading on such exchange or in such market shall, in the judgment of Municipals Trust and Municipals Trust II, have been resumed without disruption. In such event, the Closing Date shall be postponed until one Business Day after the Valuation Date.

	3.3	Delivery of Assets. After the close of business on the Valuation Date, Municipals Trust and Municipals Trust II shall issue instructions providing for the delivery of all of its assets held on behalf of the Acquired Funds to the Custodian to be held for the account of the
Acquiring Fund, effective as of the Closing. The Acquiring Fund may inspect such securities at the offices of the Custodian prior to the Valuation Date.

4.	Acquired Fund Distributions and Termination

	4.1	As soon as reasonably practicable after the Closing Date, Municipals Trust and
Municipals Trust II shall pay or make provisions for the payment of all of the debts and taxes of the Acquired Funds and distribute all remaining assets, if any, to shareholders of the Acquired Funds, and the Acquired Funds shall thereafter be terminated under
Massachusetts law.

At, or as soon as may be practicable following the Closing Date, Municipals Trust and
Municipals Trust II on behalf of the Acquired Funds shall distribute the Class A, Class B and Class C the Acquiring Fund Shares it received from the Acquiring Fund to the shareholders of the Acquired Funds and shall instruct the Acquiring Fund as to the amount of the pro rata interest of each of the Acquired Funds shareholders as of the close of business on the Valuation Date (such shareholders to be certified as such by the transfer agent for Municipals Trust and Municipals Trust II, to be registered on the books of the Acquiring Fund, in full and fractional the Acquiring Fund Shares, in the name of each such shareholder, and the Acquiring Fund agrees promptly to transfer the Acquiring
Fund Shares then credited to the account of the Acquired Funds on the books of the
Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Funds shareholders in accordance with said instruction. Each
Acquired Funds shareholder shall receive shares of the corresponding class of the
Acquiring Fund to the class of the Acquired Funds held by such shareholder. All issued and outstanding Acquired Funds Shares shall thereupon be canceled on the books of
Municipals Trust and Municipals Trust II. The Acquiring Fund shall have no obligation to inquire as to the correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct.

5.		The Acquired Fund Securities

On the Delivery Date, Municipals Trust and Municipals Trust II on behalf of the Acquired Funds shall deliver the Securities List and tax records. Such records shall be made available to the
Acquiring Fund prior to the Closing Date for inspection by the Treasurer (or his or her designee).
Notwithstanding the foregoing, it is expressly understood that the Acquired Funds may hereafter until the close of business on the Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.		Liabilities and Expenses

The Acquiring Fund shall acquire all liabilities of the Acquired Funds, whether known or unknown, or contingent or determined. Municipals Trust and Municipals Trust II will discharge all known liabilities of the Acquired Funds, so far as may be possible, prior to the Closing Date. The
Acquired Funds shall bear the expenses of carrying out this Agreement.

7.		Municipals Trust and Municipals Trust II Representations and Warranties

Trust, on behalf of Colorado Fund and Louisiana Fund and Municipals Trust II, on behalf of
Insured Fund and Kansas Fund, and Municipals Trust, on behalf of the Acquiring Fund, hereby represents, warrants and agrees as follows:

	7.1	Legal Existence. Municipals Trust and Municipals Trust II are each a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts.
Colorado Fund, Louisiana Fund and the Acquiring Fund are each validly existing series of
Municipals Trust. Insured Fund and Kansas Fund are each validly existing series of
Municipals Trust II. Municipals Trust is authorized to issue an unlimited number of shares of beneficial interest of the Acquiring Fund.

	7.2	Registration under 1940 Act. Municipals Trust and Municipals Trust II are each duly registered as an open-end management investment companies under the 1940 Act and such registration is in full force and effect.

	7.3	Financial Statements. The statement of assets and liabilities and the schedule of portfolio investments and the related statements of operations and changes in net assets of
Colorado Fund dated July 31, 2009 and January 31, 2010 (unaudited) of Louisiana Fund dated August 31, 2010 and February 28, 2010 (unaudited) of Insured Fund and Kansas
Fund dated January 31, 2010 and the Acquiring Fund dated September 30, 2009 and
March 31, 2010 (unaudited), fairly present the financial condition of the Acquired Funds and the Acquiring Fund as of said dates in conformity with generally accepted accounting principles.

7.4	No Contingent Liabilities. There are no known contingent liabilities of the Acquired Funds or the Acquiring Fund not disclosed and there are no legal, administrative or other proceedings pending, or to the knowledge of Municipals Trust and Municipals Trust II threatened, against the Acquired Funds or the Acquiring Fund which would materially affect its financial condition.

7.5	Requisite Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been authorized by the
Board of Trustees of Municipals Trust and Municipals Trust II by vote taken at a meeting of such Boards duly called and held on August 9, 2010. No approval of the shareholders of the Acquiring Fund is required in connection with this Agreement or the transaction contemplated hereby. The Agreement has been executed and delivered by a duly authorized officer of Municipals Trust and Municipals Trust II and is a valid and legally binding obligation of each of the Acquired Funds and the Acquiring Fund enforceable in accordance with its terms.

7.6	No Material Violations. Municipals Trust and Municipals Trust II are not, and the
execution, delivery and performance of this Agreement will not result, in a material violation of any provision of their Declaration of Trust or By-Laws, as each may be amended, of Municipals Trust and Municipals Trust II or of any agreement, indenture, instrument, contract, lease or other undertaking to which Municipals Trust and Municipals
Trust II is a party or by which it is bound.

7.7	Taxes and Related Filings. Except where failure to do so would not have a material adverse effect on the Acquired Funds or the Acquiring Fund, each of the Acquired Funds and the Acquiring Fund has filed or will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due.
Each of the Acquired Funds and the Acquiring Fund has elected to be treated as a
“regulated investment company” for federal tax purposes, has qualified as such for each taxable year of its operations and will qualify as such as of the Closing Date.

7.8	Good and Marketable Title. On the Closing Date, each Acquired Fund will have good and marketable title to its assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, and full right, power and authority to sell, assign, transfer and deliver such assets and shall deliver such assets to the Acquiring Fund. Upon delivery of such assets, the Acquiring Fund will receive good and marketable title to such assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, except as to adverse claims under Article 8 of the Uniform Commercial Code of which the Acquiring Fund has notice and necessary documentation at or prior to the time of delivery.

7.9	Acquiring Fund N-1A Not Misleading. The Municipals Trust N-1A conforms on the date of the Agreement, and will conform on the date of the Proxy Statement and the Closing
Date, in all material respects to the applicable requirements of the 1933 Act and the 1940
Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

	7.10	Proxy Statement. The Proxy Statement delivered to the Acquired Funds shareholders in connection with this transaction (both at the time of delivery to such shareholders in connection with the meeting of shareholders and at all times subsequent thereto and including the Closing Date) in all material respects, conforms to the applicable requirements of the 1934 Act and the 1940 Act and the rules and regulations of the
Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make statements therein, in light of the circumstances under which they were made, not materially misleading.

	7.11	Books and Records. Each of Acquired Funds and the Acquiring Fund have maintained all records required under Section 31 of the 1940 Act and rules thereunder.

8.	Conditions Precedent to Closing

The obligations of the parties hereto shall be conditioned on the following:

	8.1	Representations and Warranties. The representations and warranties of the parties made herein will be true and correct as of the date of this Agreement and on the Closing
Date.

	8.2	Shareholder Approval. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the Acquired Funds Shares in accordance with the 1940 Act and the Declaration of Trust and By-Laws, each as amended, of Municipals Trust and Municipals Trust II.

	8.3	Pending or Threatened Proceedings. On the Closing Date, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	8.4	Registration Statement. The Municipals Trust N-14 shall have become effective under the 1933 Act; no stop orders suspending the effectiveness of such Municipals Trust N-14 shall have been issued; and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Proxy Statement has been delivered to each shareholder of record of the Acquired Funds as of August 19, 2010 in accordance with the provisions of the 1934 Act and the rules thereunder.

	8.5	Declaration of Dividend. Municipals Trust and Municipals Trust II shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Acquired Funds shareholders all of the Acquired Funds’
investment company taxable income (as defined in Section 852 of the Code) (computed without regard to any deduction for dividends paid) for the final taxable period of the
Acquired Funds, all of its net capital gain realized in the final taxable period of the
Acquired Funds (after reduction for any capital loss carryforward) and all of the excess of
(i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the final taxable period of the Acquired Funds.

	8.6	State Securities Laws. The parties shall have received all permits and other authorizations necessary, if any, under state securities laws to consummate the transactions contemplated herein.

	8.7	Performance of Covenants. Each party shall have performed and complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by each such party prior to or at the Valuation Date and the
Closing Date.

8.8	Due Diligence. Municipals Trust and Municipals Trust II shall have had reasonable opportunity to have its officers and agents review the records of the Acquired Funds.

8.9	No Material Adverse Change. From the date of this Agreement, through the Closing
Date, there shall not have been:

· any change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Acquired Funds or the Acquiring
Fund (other than changes in the ordinary course of its business, including, without limitation, dividends and distributions in the ordinary course and changes in the net asset value per share) which has had a material adverse effect on such business, results of operations, assets or financial condition, except in all instances as set forth in the financial statements;

· any loss (whether or not covered by insurance) suffered by the Acquired Funds or the Acquiring Fund materially and adversely affecting of the Acquired Funds or the Acquiring Fund, other than depreciation of securities;

· issued by Municipals Trust or Municipals Trust II to any person any option to purchase or other right to acquire shares of any class of the Acquired Funds or the Acquiring Fund Shares (other than in the ordinary course of Municipals Trust or Municipals Trust II business as an open-end management investment company);

· any indebtedness incurred by the Acquired Funds or the Acquiring Fund for borrowed money or any commitment to borrow money entered into by the
Acquired Funds or the Acquiring Fund except as permitted in the Acquired
Municipals Trust N-1A or the Acquiring fund Municipals Trust N-1A and disclosed in financial statements required to be provided under this Agreement;

· any amendment to the Declaration of Trust or By-Laws of Municipals Trust that will adversely affect the ability of Municipals Trust to comply with the terms of this
Agreement; or

· any grant or imposition of any lien, claim, charge or encumbrance upon any asset of the Acquired Funds except as provided in the Acquired Funds
Municipals Trust N-1A so long as it will not prevent Municipals Trust or Municipals
Trust II from complying with Section 7.8.

8.10	Lawful Sale of Shares. On the Closing Date, the Acquiring Fund Shares to be issued pursuant to Section 2.1 of this Agreement will be duly authorized, duly and validly issued and outstanding, and fully paid and non-assessable by Municipals Trust, and conform in all substantial respects to the description thereof contained in the Municipals Trust N-14 and Proxy Statement furnished to the Acquired Funds shareholders and the Acquiring
Fund Shares to be issued pursuant to paragraph 2.1 of this Agreement will be duly registered under the 1933 Act by the Municipals Trust N-14 and will be offered and sold in compliance with all applicable state securities laws.

8.11	Documentation and Other Actions. Municipals Trust shall have executed such documents and shall have taken such other actions, if any, as reasonably requested to fully effectuate the transactions contemplated hereby.

9.	Addresses

All notices required or permitted to be given under this Agreement shall be given in writing to
Eaton Vance Municipals Trust or Eaton Vance Municipals Trust II, Two International Place,
Boston, MA 02110 (Attention: Chief Legal Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

10.	Termination

This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7 or 8 hereof have not been performed or do not exist on or before December 31, 2010. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders)
shall have any liability to the other.

11.	Miscellaneous

This Agreement shall be governed by, construed and enforced in accordance with the laws of the
Commonwealth of Massachusetts. Municipals Trust and Municipals Trust II represent that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. Municipals Trust and Municipals Trust II represent that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this
Agreement. This Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

12.	Amendments

At any time prior to or after approval of this Agreement by the Acquired Funds shareholders (i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be received by the Acquired Funds shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this
Agreement shall be held to be a waiver of any other or subsequent breach.

13.	Massachusetts Business Trust

References in this Agreement to Municipals Trust and Municipals Trust II mean and refer to the
Trustees from time to time serving under its Declarations of Trust on file with the Secretary of the
Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of Municipals
Trust and Municipals Trust II hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of each Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of Municipals Trust and Municipals Trust II, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of each Trust as provided in such
Declaration of Trust. No series of Municipals Trust and Municipals Trust II shall be liable for the obligations of any other series.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:	EATON VANCE MUNICIPALS TRUST
(on behalf of Eaton Vance Colorado Municipal Income Fund and
Eaton Vance Louisiana Municipal Income Fund)

/s/ Maureen A. Gemma	By:	/s/ Thomas M. Metzold
Maureen A. Gemma, Secretary		Thomas M. Metzold, President

EATON VANCE MUNICIPALS TRUST II
(on behalf of Eaton Vance Insured Municipal Income Fund and
Eaton Vance Kansas Municipal Income Fund)

/s/ Maureen A. Gemma	By:	/s/ Cynthia J. Clemson
Maureen A. Gemma, Secretary		Cynthia J. Clemson, President

EATON VANCE MUNICIPALS TRUST
(on behalf of Eaton Vance National Municipal Income Fund)

/s/ Maureen A. Gemma	By:	/s/ Thomas M. Metzold
Maureen A. Gemma, Secretary		Thomas M. Metzold, President